Exhibit g 1 a

Ninth Amendment to Amended and Restated Master Custodian Agreement

This Ninth Amendment to Amended and Restated Master Custodian Agreement (the “Amendment”) is made and entered into as of October 21, 2013, by and among each registered investment company identified on the signature page hereto (each such registered investment company shall hereinafter be referred to as a “Fund” and collectively the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

Witnesseth:

Whereas, the Funds and the Bank are parties to that certain Amended and Restated Master Custodian Agreement dated as of January 1, 2011, and amended from time to time (the “Agreement”); and

Whereas; the parties hereto wish to amend Appendix A of the Agreement in order to add MainStay Emerging Markets Opportunities Fund, a new series of MainStay Funds Trust, as a portfolio covered under the Agreement.

Now Therefore, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds and the Bank hereby agree as follows:

1.	Each Fund and the Bank hereby confirms its representations and warranties set forth in Section 19 of the Agreement.

2.	Appendix A to the Agreement shall be replaced in its entirety by the Appendix A dated October 21, 2013 attached hereto.

3.	This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

[The remainder of this page has been left blank intentionally.]

In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

THE MAINSTAY FUNDS	MainStay Defined Term Municipal OPPORTUNITIES Fund

By: /s/ Stephen P. Fisher	By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher	Name: Stephen P. Fisher
Title: President	Title: President

MAINSTAY VP FUNDS TRUST

By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: President

MAINSTAY FUNDS TRUST

By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

Appendix A

to the

Amended and Restated Master Custodian Agreement

(as of October 21, 2013)

Fund	Portfolio

The MainStay Funds

MainStay Common Stock Fund

MainStay Convertible Fund
MainStay Global High Income Fund
MainStay Government Fund
MainStay High Yield Corporate Bond Fund

MainStay Income Builder Fund

MainStay International Equity Fund
MainStay Large Cap Growth Fund
MainStay MAP Fund
MainStay Money Market Fund

MainStay Tax Free Bond Fund

MainStay Unconstrained Bond Fund

MainStay VP Funds Trust

MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Cash Management Portfolio
MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio

MainStay VP Cornerstone Growth Portfolio

MainStay VP DFA / DuPont Capital Emerging Markets Equity Portfolio

MainStay VP Eagle Small Cap Growth Portfolio

MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio

MainStay VP High Yield Corporate Bond Portfolio

MainStay VP ICAP Select Equity Portfolio

MainStay VP Income Builder Portfolio MainStay VP International Equity Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP Mid Cap Core Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP S&P 500 Index Portfolio
MainStay VP Unconstrained Bond Portfolio

MainStay VP Janus Balanced Portfolio

MainStay VP MFS Utilities Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay VP T. Rowe Price Equity Income Portfolio

MainStay VP U.S. Small Cap Portfolio

MainStay VP Van Eck Global Hard Assets Portfolio

A-1

MainStay Funds Trust

MainStay Balanced Fund

MainStay California Tax Free Opportunities Fund

MainStay Conservative Allocation Fund
MainStay Epoch U.S. All Cap Fund

MainStay Cornerstone Growth Fund

MainStay Emerging Markets Opportunities Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Small Cap Fund

MainStay Epoch U.S. Equity Fund

MainStay Floating Rate Fund
MainStay Growth Allocation Fund

MainStay High Yield Municipal Bond Fund
MainStay High Yield Opportunities Fund

MainStay ICAP Equity Fund

MainStay ICAP Global Fund

MainStay ICAP International Fund

MainStay ICAP Select Equity Fund

MainStay Indexed Bond Fund
MainStay Intermediate Term Bond Fund
MainStay International Opportunities Fund

MainStay Marketfield Fund

MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay New York Tax Free Opportunities Fund

MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund

MainStay S&P 500 Index Fund

MainStay Short Duration High Yield Fund

MainStay Short Term Bond Fund

MainStay U.S. Equity Opportunities Fund

MainStay U.S. Small Cap Fund

MainStay DefinedTerm Municipal Opportunities Fund

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